                                                                 EXHIBIT 10.23

                       EMPLOYEE PROFIT SHARING BONUS PLAN
                                       OF
                             VERTEX-NEW MEXICO, INC.

     1. PURPOSE OF PLAN. The Employee Profit Sharing Bonus Plan is intended to promote the growth and development of the Company by providing bonus compensation as a reward to those employees who contribute by their ability, industry, and longevity to the growth, development, and profitability of the Company.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall have the ascribed meanings unless otherwise clearly apparent from the context:

               "Annual Operating Plan" (AOP) - shall mean the projected plans of operations of the Company as approved by the Board of Directors for a designated Fiscal Year.

               "Board of Directors" - shall mean the Board of Directors of Vertex Communications Corporation, the indirect corporate parent of the Company, unless otherwise clearly indicated.

               "Bonus" - shall mean a cash distribution to be made to a Participant for a Fiscal Year as determined in accordance with the provisions of the Plan.

               "Bonus Fund" - shall mean the targeted amount established each Fiscal Year by the Board of Directors to fund the payment of the Bonuses for such Fiscal Year hereunder.

               "Bonus Share" - shall mean the share of the Bonus Fund allotted to each Participant in accordance with the provisions of the Plan.

               "Company" - shall mean Vertex-New Mexico, Inc., an indirect Subsidiary of Vertex Communications Corporation.

               "Compensation Committee" - shall mean the Compensation Committee of the Board of Directors.

               "Employee" - shall mean any person in the regular full-time employment of the Company as determined by the personnel policies and practices of the Company for the entire

Fiscal Year applicable to the Plan, except, however, any such person who is an officer or director of the Company or a participant pursuant to the Management Incentive Compensation Plan of the Company for such Fiscal Year.

               "Fiscal Year" - shall mean the taxable year of the Company ending September 30.

               "Participant" - shall mean any Employee who is eligible to receive a Bonus during the Fiscal Year.

               "Plan" - shall mean the Employee Profit Sharing Bonus Plan of the Company.

               "Pretax Income" - shall mean for each Fiscal Year the net income of the Company before federal and state taxes determined in accordance with generally accepted accounting principles consistently applied and as approved by the independent public accountants who have examined the financial accounts and records of the Company for such Fiscal Year; provided, however, that such Pretax Income determination shall be adjusted to include the effect of the amount of any Bonus paid or to be paid to a Participant pursuant to the Plan.

               "Projected Pretax Income" - shall mean for each Fiscal Year the level of Pretax Income projected and approved by the Board of Directors to be achieved by the Company for such Fiscal Year pursuant to the Annual Operating Plan for such Fiscal Year.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee shall consist of not less than two (2) members of the Board of Directors. The Board of Directors may from time to time appoint members of the Compensation Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Compensation Committee. The Compensation Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable.

               A majority of the members of the Compensation Committee shall constitute a quorum. All action of the Compensation Committee shall be taken by a majority of its members. Any action may be taken by written instrument signed by a majority of the members, and any action so taken shall be deemed fully as effective as if it had been taken by a vote of the majority of the members at the meeting duly called and held. The Compensation Committee may appoint a Secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

               The Compensation Committee shall have the sole authority and power, subject to the express provisions and limitations of the Plan, to construe the Plan and to adopt, prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all determinations necessary or advisable for administering the Plan. No member of the Board of Directors or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan.

               All determinations, decisions, and directions made or given by the Board of Directors or the Compensation Committee under the Plan shall be final and conclusive. The decision of the Board of Directors or the Compensation Committee on any question concerning or involving the interpretation or administration of the Plan shall be final and conclusive, and no provision of the Plan shall be deemed to give any Employee, his/her legal representative or assigns, any right to participate in the Plan, except to such extent, if any, as the Compensation Committee may have determined or approved pursuant to the provisions of the Plan.

     4. PARTICIPATION IN THE PLAN. All Employees in the regular employ of the Company as of the beginning of each Fiscal Year (October 1) are eligible to participate in the Plan.

     5. DETERMINATION OF THE BONUS FUND. Prior to the commencement of each Fiscal Year, the Board of Directors shall determine the Projected Pretax Income of the Company for such Fiscal Year and the amount of the Bonus Share of each Participant in and to the Bonus Fund for such Fiscal Year, subject to the terms of the plan. Within thirty (30) days thereafter, the Compensation Committee shall determine the Bonus Share of the Bonus Fund to be allocated to each Participant for such Fiscal Year pursuant to the following procedures:

          Step One:

          The aggregate number of years of employment service of each Participant with the Company shall be multiplied by the hourly rate of compensation of each such Participant on October 1 of such year.

          Step Two:

          The mathematical products thus determined in Step One above for all Participants shall be aggregate in a total sum.

          Step Three:

          The quotient (expressed as a percentage) obtained by dividing the amount determined in Step One above as to each Participant by the aggregate amount determined in Step Two above shall constitute the Bonus Share of each respective Participant in and to the Bonus Fund for such Fiscal Year.

          Step Four:

          The amount of the Bonus Share of each Participant (expressed in dollars) in and to the Bonus Fund for each Fiscal Year shall be determined by multiplying the Bonus Fund for such Fiscal Year by the quotient obtained in Step Three above as to such Participant.

          The Compensation Committee shall notify each Participant in the Plan of his/her Bonus Share for each Fiscal Year as soon as practical after the projected amount thereof has been determined in accordance with the provisions of the Plan.

     6. AWARD OF BONUS COMPENSATION. Within sixty (60) days after completion of the Company's Fiscal Year, the Compensation Committee shall determine the amount of the Bonus to be paid to each Participant for such Fiscal Year. The final pre-tax or net income, as applicable, utilized to calculate the bonus share for each participant shall be determined using the same method as for the Vertex-New Mexico, Inc. Management Incentive Compensation Plan.

     7. FORFEITURE OF INCENTIVE COMPENSATION. A Participant shall be entitled to and shall receive the full amount of his/her Bonus for a Fiscal Year, provided such Participant remains in the full-time employ of the Company for such entire Fiscal Year. A Participant whose employment is terminated for any reason shall forfeit his/her participation in the Plan and shall not be entitled to any Bonus for such Fiscal Year. Notwithstanding the preceding, in the event of the death, retirement, permanent disability, or any extended absence of a Participant, the Compensation Committee shall have the power and the authority to determine whether a Bonus should be paid to such Participant for such Fiscal Year. The determination of the Compensation Committee in the exercise of such power and authority in its sole discretion shall be final and binding upon each Participant and anyone claiming by or through such Participant.

     8. AMENDMENT OR TERMINATION. The Board of Directors of the Company may, from time to time, amend, modify, change, suspend, or terminate, in whole or in part, any or all of the provisions of the Plan, except that:

          (a) No amendment, modification, change, suspension, or termination may affect any right of any Participant to receive a Bonus made to him/her prior to the effective date of such amendment, modification, change, suspension, or termination; and,

          (b) No amendment, modification, or change may withdraw the obligation and right of interpretation and administration of the Plan from the Compensation Committee.

     9. NO RIGHT TO EMPLOYMENT. Nothing in the Plan shall be deemed to give any Employee or his/her legal representative or assigns, or any other person or entity claiming under or though him/her, any contract or other right to participate in the benefits of the Plan other than as expressly set forth herein. Nothing in the Plan shall be construed as constituting a commitment, guarantee, agreement, or understanding of any kind or nature that the Company will continue to employ any individual (whether or not an Employee or a Participant); nor shall the Plan affect in any way the right of the Company to terminate the employment of any individual (whether or not an Employee or a Participant) at any time.

     10. INDEMNIFICATION OF COMPENSATION COMMITTEE. In addition to such other rights of indemnification as they may have as members of the Board of Directors or as members of the Compensation Committee, the members of the Compensation Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceedings, or in connection with any appeal thereof, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceedings, except in relation to matters as to which it shall be adjudged in such action, suit, or proceedings that such Compensation Committee member is liable for negligence or misconduct in the performance of his/her duties, provided that within thirty
(30) days after
institution of any such action, suit, or proceedings a Compensation Committee member shall in writing offer the Company the opportunity, at its own expense, to pursue and defend the same.

     11. EFFECTIVE DATE AND TERM. This Plan commencing as of October 1, 1997, shall remain in effect until terminated by the Board of Directors of the Company. Executed this 17th day of September, 1997.

                               VERTEX-NEW MEXICO, INC.

                               By:  /s/ J. REX VARDEMAN
                                   -------------------------------------
                                   J. REX VARDEMAN, Chairman of the Board


ATTEST:


By: /s/ JOE A. YLITALO
    -------------------------
    JOE A. YLITALO, Secretary